EXHIBIT 1

Execution Version

FIRST AMENDING AGREEMENT
TO THE COMMITMENT LETTER DATED MAY 16, 2017
THIS FIRST AMENDING AGREEMENT is made effective as of May 11, 2018
AMONG:
TRANSGLOBE ENERGY CORPORATION
as Borrower
- and -
ATB FINANCIAL (FORMERLY ALBERTA TREASURY BRANCHES)
as Lender
PREAMBLE:
A.
Pursuant to the commitment letter dated May 16, 2017 and accepted May 16, 2017 between TransGlobe Energy Corporation (the "Borrower"), as borrower, and ATB Financial (formerly Alberta Treasury Branches) (the "Lender"), as lender, (the "Commitment Letter") the Lender agreed to provide to the Borrower the Facility.

B.	The parties hereto wish to amend the Commitment Letter on the terms and conditions herein provided.
AGREEMENT:
NOW THEREFORE in consideration of the premises, the covenants and the agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged between the parties hereto, the parties agree as follows:
1.
Definitions.  Capitalized terms used in this first amending agreement (the "First Amending Agreement") will, unless otherwise defined herein, have the meaning attributed to such terms in the Commitment Letter, as amended hereby.

2.	Amendment Date. The amendments contained herein shall be effective as of the date of this First Amending Agreement (the "First Amendment Date").
3.	Amendments. Effective the First Amendment Date and upon satisfaction of the conditions precedent set forth in paragraph 5 below, the Commitment Letter is amended as follows:
(a)
Section 6 of the Commitment Letter is hereby amended by inserting the following new subparagraphs (i) and (j) immediately following existing subparagraph (h) thereof, together with all appropriate punctuation and grammatical amendments to such Section:

"(i)          this agreement, including, without limitation, Sections 2, 13 and 15(i) hereof and the constituent definitions herein and under the other documents related thereto (including, for certainty, the Security Documents) relating to interest and other amounts payable hereunder and thereunder, satisfies the requirements of section 4 of the Interest Act (Canada) to the extent that such section 4 of the Interest Act (Canada) applies to the expression, statement or calculation of any rate of interest or other rate per annum hereunder or under any other document related thereto (including, for certainty, the Security Documents); and
(j)          Borrower is able to calculate the yearly rate or percentage of interest payable under this agreement and any other document related thereto (including, for certainty, the Security Documents) based on the methodology set out herein and under the other documents related thereto (including, for certainty, the Security Documents), including, without limitation Sections 2, 13 and 15(i) hereof and the constituent definitions herein and under the other documents related thereto (including, for certainty, the Security Documents) relating to interest and other amounts payable hereunder and thereunder.";
(b)
Section 15 of the Commitment Letter is hereby amended by inserting the following new subparagraphs (i.1) and (i.2) immediately following existing subparagraph (i) thereof, together with all appropriate punctuation and grammatical amendments to such Section:

"(i.1)          The Borrower acknowledges and confirms that: (a) this agreement, including, without limitation Sections 2, 13 and 15(i) hereof and the constituent definitions herein and under the other documents related thereto (including, for certainty, the Security Documents) relating to interest and other amounts payable hereunder and thereunder, satisfies the requirements of section 4 of the Interest Act (Canada) to the extent that section 4 of the Interest Act (Canada) applies to the expression, statement or calculation of any rate of interest or other rate per annum hereunder or under any other document related thereto (including, for certainty, the Security Documents); and (b) the Borrower is able to calculate the yearly rate or percentage of interest payable under any document based on the methodology set out herein and under the other documents related thereto (including, for certainty, the Security Documents), including, without limitation Sections 2, 13 and 15(i) and the constituent definitions herein and under the other documents related thereto (including, for certainty, the Security Documents) relating to interest and other amounts payable hereunder and thereunder.
(i.2)          The Borrower hereby irrevocably agree not to plead or assert, whether by way of defence or otherwise, in any proceeding relating to this agreement or any document related thereto (including, for certainty, the Security Documents) entered into in connection with this agreement, that the interest payable under the documents and the calculation thereof has not been adequately disclosed to the Borrower, whether pursuant to section 4 of the Interest Act (Canada) or any other applicable law or legal principle.";

(c)	Subparagraph 15(n) of the Commitment Letter is hereby amended by deleting clause (i) in its entirety and replacing it with the following:
"(i) incurred in connection with the entry into, performance or enforcement of this agreement, the use of the Facility proceeds or any breach by Borrower of the terms hereof or any document related hereto, including, without limitation (A) any inaccuracy or incompleteness of the Borrower's representations and warranties contained in Section 6(i) or 6(j) hereof and (B) any failure of the Borrower to observe or fulfill its obligations under Sections 15(i.1) and 15(i.2) hereof"; and
(d)	Subparagraph 8(q) of the Commitment Letter is hereby amended by deleting the word "Mount" and replacing it with the word "amend",
4.
Confirmation of Borrowing Base and Review Dates.  Effective as of the First Amendment Date and upon satisfaction of the conditions precedent set forth in paragraph 6 below: (a) the Borrowing Base is hereby confirmed to be $30,000,000.00 and (b) the next review date is hereby scheduled to be November 30, 2018.

5.	Extension of Revolving Period. The Lender hereby confirms that the current Term Date (and for certainty, the current Revolving Period) will now end on May 31, 2019.
6.	Conditions Precedent. This First Amending Agreement shall become effective upon:
(a)	the Borrower delivering or causing to be delivered to the Lender:
(i)	a fully executed copy of this First Amending Agreement;
(ii)	a current certificate of status, compliance or good standing, as the case may be, in respect of the Borrower's jurisdiction of formation;
(iii)	an officer's certificate of the Borrower as to title to its petroleum and natural gas reserves; and
(b)	the Borrowers paying or causing to be paid to the Lender a renewal fee in an aggregate amount of [Redacted – Negotiated Commercial Term].
7.
Confirmation of Security Documents.  The Borrower agrees with and confirms to the Lender that as of the First Amendment Date, all Security Documents to which it is a party are and shall remain in full force and effect in all respects and shall continue to exist and apply to all of the obligations, liabilities and indebtedness of the Borrower under, pursuant or relating to the Commitment Letter, as amended by this First Amending Agreement, and all other documents executed and delivered by the Borrower in connection therewith.  This confirmation is in addition to and shall not limit, derogate from or otherwise affect any provisions of the Security Documents.  Each of the parties hereto acknowledges and agrees that the Commitment Letter, as amended by this First Amending Agreement, and all other documents executed and delivered by the Borrower in connection therewith, will be and continue in full force and effect and are hereby confirmed and the rights and obligations of all parties thereunder will not be effected or prejudiced in any manner except as specifically provided herein.
8.
Representations and Warranties.  The Borrower agrees with and confirms to the Lender that as of the First Amendment Date each of the representations and warranties listed in Section 6 of the Commitment Letter, as amended by this First Amending Agreement, is true and accurate.  Further, the Borrower hereby represents and warrants to the Lender that:

(a)
the execution and delivery of this First Amending Agreement and the performance by it of its obligations hereunder: (A) are within its corporate powers; (B) have been duly authorized by all necessary corporate action; (C) have received all necessary governmental approval (if any required); and (D) do not and will not contravene or conflict with any provision of any applicable law or its constating documents or by-laws; and

(b)
this First Amending Agreement is a legal, valid and binding obligation of it, enforceable against it in accordance with its terms except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, winding-up, moratorium or similar applicable laws relating to the enforcement of creditors' rights generally and by general principles of equity.

9.
Further Assurance.  The Borrower will from time to time forthwith at the Lender's request and at the Borrower's own cost and expense, make, execute and deliver, or cause to be done, made, executed and delivered, all such further documents, financing statements, assignments, acts, matters and things which may be reasonably required by the Lender and as are consistent with the intention of the parties as evidence herein, with respect to all matters arising under this First Amending Agreement.

10.
Expenses.  The Borrower will be liable for all expenses of the Lender, including, without limitation, reasonable legal fees (on a solicitor and his own client indemnity basis) and other out-of-pocket expenses in connection with the negotiation, preparation, establishment, operation or enforcement of the Commitment Letter and this First Amending Agreement (whether or not consummated) by the Lender.

11.
Counterparts.  This First Amending Agreement may be executed in any number of counterparts (including by facsimile transmission or other electronic communication), each of which when executed and delivered will be deemed to be an original, but all of which when taken together constitutes one and the same instrument.  Any party may execute this First Amending Agreement by signing any counterpart.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this First Amending Agreement to be duly executed by their respective authorized officers effective as of the date first written above.
ATB FINANCIAL (formerly ALBERTA TREASURY BRANCHES, as Lender

By:	[Redacted]
Name:	[Redacted]
Title:	[Redacted]

By:	[Redacted]
Name:	[Redacted]
Title:	[Redacted]

Signature Page to the First Amending Agreement

TRANSGLOBE ENERGY CORPORATION,
as Borrower

By:	[Redacted]
Name:	[Redacted]
Title:	[Redacted]

By:	[Redacted]
Name:	[Redacted]
Title:	[Redacted]

Signature Page to the First Amending Agreement